                                                                     Exhibit 2.1

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                            ACT MANUFACTURING, INC.,

                             EAST ACQUISITION CORP.

                                       and

                              CMC INDUSTRIES, INC.

                            Dated as of May 10, 1999
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
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TABLE OF CONTENTS                                                                                              Page
                                                                                                               ----
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ARTICLE I -- THE MERGER...........................................................................................2

   SECTION 1.01.  The Merger......................................................................................2
   SECTION 1.02.  Effective Time..................................................................................2
   SECTION 1.03.  Effect of the Merger............................................................................2
   SECTION 1.04.  Certificate of Incorporation; By-Laws...........................................................2
   SECTION 1.05.  Directors and Officers..........................................................................3
   SECTION 1.06.  Effect on Capital Stock.........................................................................3
   SECTION 1.07.  Exchange of Certificates........................................................................4
   SECTION 1.08.  No Further Ownership Rights in WEST Common Stock................................................6
   SECTION 1.09.  Lost, Stolen or Destroyed Certificates..........................................................6
   SECTION 1.10.  Tax and Accounting Consequences.................................................................6
   SECTION 1.11.  Taking of Necessary Action; Further Action......................................................6

ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF WEST..............................................................7

   SECTION 2.01.  Organization....................................................................................7
   SECTION 2.02.  Capital Structure...............................................................................8
   SECTION 2.03.  Obligations With Respect to Capital Stock.......................................................8
   SECTION 2.04.  Authority.......................................................................................9
   SECTION 2.05.  Section 203 of Delaware Law Not Applicable.....................................................10
   SECTION 2.06.  SEC Filings; WEST Financial Statements.........................................................11
   SECTION 2.07.  Absence of Certain Changes or Events...........................................................12
   SECTION 2.08.  Taxes..........................................................................................12
   SECTION 2.09.  Intellectual Property..........................................................................13
   SECTION 2.10.  Compliance; Permits; Restrictions..............................................................15
   SECTION 2.11.  Litigation.....................................................................................16
   SECTION 2.12.  Brokers' and Finders' Fees.....................................................................16
   SECTION 2.13.  Employee Benefit Plans.........................................................................16
   SECTION 2.14.  Absence of Liens and Encumbrances; Condition of Equipment......................................18
   SECTION 2.15.  Environmental Matters..........................................................................18
   SECTION 2.16.  Labor Matters..................................................................................19
   SECTION 2.17.  Agreements, Contracts and Commitments..........................................................20
   SECTION 2.18.  Pooling of Interests...........................................................................21
   SECTION 2.19.  Change of Control Payments.....................................................................21
   SECTION 2.20.  Statements; Proxy Statement/Prospectus.........................................................21
   SECTION 2.21.  Board Approval.................................................................................22
   SECTION 2.22.  Fairness Opinion...............................................................................22
   SECTION 2.23.  Minute Books...................................................................................22
   SECTION 2.24.  Order, Commitment and Returns..................................................................22
   SECTION 2.25.  Customers......................................................................................23
   SECTION 2.26.  Suppliers......................................................................................23
   SECTION 2.27.  Inventory......................................................................................23
   SECTION 2.28.  Restrictions on Business Activities............................................................23
   SECTION 2.29.  Interested Party Transactions..................................................................23
   SECTION 2.30.  Insurance......................................................................................24

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   SECTION 2.31.  Vote Required..................................................................................24
   SECTION 2.32.  Receivables....................................................................................24
   SECTION 2.33.  Real Property..................................................................................24
   SECTION 2.34.  Representations Complete.......................................................................25

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF EAST AND MERGER SUB.............................................25

   SECTION 3.01.  Organization...................................................................................26
   SECTION 3.02.  Capital Structure..............................................................................26
   SECTION 3.03.  Obligations With Respect to Capital Stock......................................................27
   SECTION 3.04.  Authority......................................................................................27
   SECTION 3.05.  SEC Filings:  EAST Financial Statements........................................................28
   SECTION 3.06.  Absence of Certain Changes or Events...........................................................30
   SECTION 3.07.  Taxes..........................................................................................30
   SECTION 3.08.  Compliance; Permits; Restrictions..............................................................31
   SECTION 3.09.  Litigation.....................................................................................31
   SECTION 3.10.  Brokers' and Finders' Fees.....................................................................31
   SECTION 3.11.  Absence of Liens and Encumbrances..............................................................32
   SECTION 3.12.  Pooling of Interests...........................................................................32
   SECTION 3.13.  Change of Control Payments.....................................................................32
   SECTION 3.14.  Statements; Proxy Statements/Prospectus........................................................32
   SECTION 3.15.  Board Approval.................................................................................33
   SECTION 3.16.  Fairness Opinion...............................................................................33
   SECTION 3.17.  Vote Required..................................................................................33
   SECTION 3.18.  Representations Complete.......................................................................33

ARTICLE IV -- CONDUCT OF BUSINESS PENDING THE MERGER.............................................................33

   SECTION 4.01  Conduct of Business of WEST and EAST............................................................33
   SECTION 4.02.  Conduct of Business of WEST....................................................................35
   SECTION 4.03.  Conduct of Business of EAST....................................................................37
   SECTION 4.03.  No Solicitation................................................................................37

ARTICLE V -- ADDITIONAL INFORMATION..............................................................................39

   SECTION 5.01.  Proxy Statement/Prospectus; Registration Statement; Other Filings..............................39
   SECTION 5.02.  Meetings of Stockholders.......................................................................40
   SECTION 5.03.  Access to Information; Confidentiality.........................................................40
   SECTION 5.04.  Consents, Approvals............................................................................41
   SECTION 5.05.  Stock Options..................................................................................41
   SECTION 5.06.  WEST Employee Stock Purchase Plan..............................................................42
   SECTION 5.07.  WEST Affiliate Agreements......................................................................43
   SECTION 5.08.  EAST Affiliate Agreements......................................................................43
   SECTION 5.09.  Indemnification and Insurance..................................................................43
   SECTION 5.10.  Notification of Certain Matters................................................................45
   SECTION 5.11.  Further Action.................................................................................45
   SECTION 5.12.  Public Announcements...........................................................................45
   SECTION 5.13.  Listing of EAST Common Stock...................................................................45

   SECTION 5.14.  Conveyance Taxes...............................................................................45
   SECTION 5.15.  Accountants' Letters...........................................................................46
   SECTION 5.16.  Pooling Accounting Treatment...................................................................46
   SECTION 5.17.  Pooling Letters................................................................................46
   SECTION 5.18.  Voting Agreement...............................................................................46
   SECTION 5.19.  Tax-Free Reorganization........................................................................47
   SECTION 5.20.  Board of Directors of EAST.....................................................................47
   SECTION 5.21.  Form S-8.......................................................................................47
   SECTION 5.22. WEST Retirement Plans...........................................................................47
   SECTION 5.23. Past Service Credit.............................................................................47

ARTICLE VI -- CONDITIONS TO THE MERGER...........................................................................47

   SECTION 6.01.  Conditions to Obligation of Each Party to Effect the Merger....................................47
   SECTION 6.02.  Additional Conditions to Obligations of EAST and Merger Sub....................................49
   SECTION 6.03.  Additional Conditions to Obligation of WEST....................................................50

ARTICLE VII -- TERMINATION.......................................................................................51

   SECTION 7.01.  Termination....................................................................................51
   SECTION 7.02.  Notice of Termination; Effect of Termination...................................................53
   SECTION 7.03.  Fees and Expenses..............................................................................54

ARTICLE VIII -- GENERAL PROVISIONS...............................................................................54

   SECTION 8.01.  Effectiveness of Representations, Warranties and Agreements....................................54
   SECTION 8.02.  Notices........................................................................................55
   SECTION 8.03.  Certain Definitions............................................................................56
   SECTION 8.04.  Amendment......................................................................................56
   SECTION 8.05.  Waiver.........................................................................................56
   SECTION 8.06.  Headings.......................................................................................56
   SECTION 8.07.  Severability...................................................................................57
   SECTION 8.08.  Entire Agreement...............................................................................57
   SECTION 8.09.  Assignment.....................................................................................57
   SECTION 8.10.  Parties in interest............................................................................57
   SECTION 8.11.  Failure or Indulgence Not Waiver, Remedies Cumulative..........................................57
   SECTION 8.12.  Governing Law..................................................................................57
   SECTION 8.13.  Counterparts...................................................................................58
   SECTION 8.14.  Interpretation.................................................................................58
   SECTION 8.15.  Rules of Construction..........................................................................58

                  Exhibits: Exhibit A: Form of WEST Voting Agreement Exhibit B: Form of EAST Voting Agreement
                  Exhibit C:  Form of WEST Affiliate Agreement
                  Exhibit D:  Form of EAST Affiliate Agreement

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

      AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of May 10, 1999 (this "Agreement"), among ACT MANUFACTURING, INC., a Massachusetts corporation ("EAST"), EAST ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of EAST ("Merger Sub"), and CMC INDUSTRIES, INC., a Delaware corporation ("WEST").

                              W I T N E S S E T H :

      WHEREAS, the Boards of Directors of EAST, Merger Sub and WEST have each determined that it is advisable and in the best interests of their respective stockholders for EAST to enter into a business combination with WEST upon the terms and subject to the conditions set forth herein;

      WHEREAS, in furtherance of such combination, the Boards of Directors of EAST, Merger Sub and WEST have each approved the merger (the "Merger") of Merger Sub with and into WEST in accordance with the applicable provisions of Delaware General Corporation Law ("Delaware Law"), and upon the terms and subject to the conditions set forth herein;

      WHEREAS, pursuant to the Merger, each outstanding share of WEST's common stock, $.01 par value (the "WEST Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein;

      WHEREAS, EAST, Merger Sub and WEST intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code;

      WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to EAST's and WEST's willingness to enter into this Agreement, respectively, the Chief Executive Officer of WEST and certain other affiliates of WEST shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit A (the "WEST Voting Agreement"), and the Chief Executive Officer of EAST shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit B (the "EAST Voting Agreement" and, collectively with the WEST Voting Agreement, the "Voting Agreements");

      WHEREAS, EAST, Merger Sub and WEST desire to make certain representations and warranties and other agreements in connection with the Merger; and

      WHEREAS, for accounting purposes, it is intended that the transactions contemplated hereby shall be accounted for as a pooling of interests under U.S. generally accepted accounting principles ("GAAP");

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, EAST, Merger Sub and WEST hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

      SECTION 1.01. The Merger.

            (a) Effective Time. At the Effective Time (as defined in Section 1.02), and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger filed in connection herewith (the "Certificate of Merger") and Delaware Law, Merger Sub shall be merged with and into WEST, the separate corporate existence of Merger Sub shall cease, and WEST shall continue as the surviving corporation. WEST as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

            (b) Closing. Unless this Agreement shall have been terminated pursuant to Section 7.01 and subject to the satisfaction or waiver of each of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of each of the conditions set forth in Article VI, at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, unless another date, time or place is agreed to in writing by the parties hereto.

      SECTION 1.02. Effective Time. As promptly as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger in accordance with the relevant provisions of Delaware Law, together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law (the time of such filing being the "Effective Time").

      SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of WEST and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of WEST and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      SECTION 1.04.  Certificate of Incorporation; By-Laws .

            (a) Certificate of Incorporation. Unless otherwise determined by EAST prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such

Certificate of Incorporation; provided, however, that the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation is "CMC Industries, Inc.."

            (b) By-Laws. Unless otherwise determined by EAST prior to the Effective Time, at the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

      SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

      SECTION 1.06. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, WEST or the holders of any of the following securities:

            (a) Conversion of Securities. Each share of WEST Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of WEST Common Stock to be canceled pursuant to Section 1.06(b)) shall be converted, subject to Section 1.06(e), into the right to receive 0.50 of a share (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares of common stock of EAST, $.01 par value per share ("EAST Common Stock").

            (b) Cancellation. Each share of WEST Common Stock held in the treasury of WEST and each share of WEST Common Stock owned by EAST, Merger Sub or any direct or indirect wholly-owned subsidiary of WEST or EAST immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor.

            (c) Stock Options; Employee Stock Purchase Plan. All options to purchase WEST Common Stock then outstanding under WEST's Amended and Restated 1990 Equity Incentive Plan (the "WEST Stock Option Plan") shall be assumed by EAST in accordance with Section 5.05. In accordance with the terms of WEST's 1996 Employee Stock Purchase Plan (the "WEST Employee Stock Purchase Plan") all rights to purchase WEST Common Stock then outstanding under the WEST Employee Stock Purchase Plan shall terminate in accordance with Section 5.06 prior to the Effective Time.

            (d) Capital Stock of Merger Sub. Each share of common stock, $.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation. Each stock certificate of

Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into EAST Common Stock or WEST Common Stock), reorganization, recapitalization or other like change with respect to EAST Common Stock or WEST Common Stock occurring after the date hereof and prior to the Effective Time.

            (f) Fractional Shares. No fraction of a share of EAST Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of WEST Common Stock who would otherwise be entitled to a fraction of a share of EAST Common Stock (after aggregating all fractional shares of EAST Common Stock to be received by such holder) shall receive from EAST an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the closing price of a share of EAST Common Stock on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market ("Nasdaq").

      SECTION 1.07.  Exchange of Certificates.

            (a) Exchange Agent. Promptly, but in no event more than ten (10) business days, after the Effective Time, EAST shall supply, or shall cause to be supplied, to or for the account of a bank or trust Company designated by EAST (the "Exchange Agent"), in trust for the benefit of the holders of WEST Common Stock, for exchange in accordance with this Article I, through the Exchange Agent, certificates evidencing the EAST Common Stock issuable pursuant to
Section 1.06 in exchange for outstanding shares of WEST Common Stock immediately prior to the Effective Time.

            (b) Exchange Procedures. Promptly, but in no event more than ten
(10) business days, after the Effective Time, EAST will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of WEST Common Stock whose shares were converted into the right to receive shares of EAST Common Stock pursuant to Section 1.06 (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent and shall be in such form and have such other provisions as EAST may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of EAST Common Stock and cash in lieu of any fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by EAST, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to promptly receive in exchange therefor (A) certificates evidencing that number of whole shares of EAST Common Stock which such holder has the right to receive pursuant to Section 1.06, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c), and (C) cash in lieu of fractional shares of EAST Common Stock to which such holder is entitled pursuant to Section 1.06(f) (the EAST Common Stock, dividends, distributions and the cash described in this clause (C) being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of WEST Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of EAST Common Stock into which such shares of WEST Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06 and any dividends or distributions payable pursuant to Section 1.07(c).

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to EAST Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of EAST Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.07(c)) with respect to such whole shares of EAST Common Stock.

            (d) Transfers of Ownership. If any certificate for shares of EAST Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to EAST or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of EAST Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of EAST or any agent designated by it that such tax has been paid or is not payable.

            (e) No Liability. Notwithstanding anything to the contrary in this
Section 1.07, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any holder of WEST Common Stock or EAST Common Stock for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (f) Withholding Rights. EAST, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of WEST Common Stock such amounts as EAST, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of WEST Common Stock in respect of which such deduction and withholding was made by EAST, the Surviving Corporation or the Exchange Agent.

      SECTION 1.08. No Further Ownership Rights in WEST Common Stock. The Merger Consideration delivered upon the surrender for exchange of shares of WEST Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of WEST Common Stock. At the Effective Time, the stock transfer books of WEST shall be closed, and there shall be no further registration of transfers of WEST Common Stock outstanding immediately prior to the Effective Time thereafter on the records of WEST or on the records of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      SECTION 1.09. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of EAST Common Stock as may be required pursuant to Section 1.06; provided, however, that EAST may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against EAST, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      SECTION 1.10. Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests under GAAP. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      SECTION 1.11. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, interest and possession in, to or under all assets, property, rights, privileges, powers and franchises of WEST and Merger Sub, the officers and directors of WEST and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF WEST

      When used in this Agreement with respect to WEST or any of its subsidiaries, or EAST or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets) and liabilities, financial condition, properties, or results of operations of WEST and its subsidiaries or EAST and its subsidiaries, as the case may be, in each case taken as a whole, provided, however, that any adverse change or effect that is proximately caused by general economic conditions or conditions affecting the electronics manufacturing services industry generally shall not be taken into account in determining whether there has been or is reasonably likely to be a "Material Adverse Effect."

      In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of executive officers and directors of such party, as well as such other officers and employees as is set forth in the preamble to such party's Disclosure Schedule.

      WEST hereby represents and warrants to EAST and Merger Sub that, except as set forth in the written disclosure schedule previously delivered by WEST to EAST (the "WEST Disclosure Schedule"):

      SECTION 2.01. Organization. Each of WEST and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on WEST. WEST has delivered to EAST a true and complete list of all of WEST's subsidiaries, together with the jurisdiction of incorporation of each subsidiary. WEST has delivered or made available a true and correct copy of the Restated Certificate of Incorporation (the "Restated Certificate") and Amended and Restated Bylaws of WEST and similar governing instruments of its subsidiaries, each as amended to date, to counsel for EAST. Neither WEST nor any of its subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents. Other than as specified in Section 2.01 of the WEST Disclosure Schedule, WEST has no subsidiaries. Except as disclosed in the WEST Disclosure Schedule, WEST is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by WEST free and clear of all liens, charges, restrictions, claims or encumbrances or rights of any nature whatsoever. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating WEST or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the WEST Disclosure Schedule, WEST does not directly or indirectly own of record or beneficially any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

      SECTION 2.02. Capital Structure. The authorized capital stock of WEST consists of 15,000,000 shares of Common Stock, par value $.01 per share, of which there were 7,681,798 shares issued and outstanding as of March 31, 1999 (the "Capitalization Date") and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares were issued or outstanding as of the Capitalization Date. Since the Capitalization Date, no shares of WEST capital stock have been issued other than pursuant to options to acquire such shares under the

WEST Stock Option Plan or the WEST Employee Stock Purchase Plan outstanding as of the Capitalization Date and set forth in the WEST Disclosure Schedule. All outstanding shares of WEST Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights or rights of first refusal created by statute, the Restated Certificate or Bylaws of WEST or any agreement or document to which WEST is a party or by which it is bound. As of the Capitalization Date, WEST had reserved (i) an aggregate of 1,865,617 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the WEST Stock Option Plan, under which options as of the Capitalization Date were outstanding for an aggregate of 1,577,527 shares and no shares were subject to outstanding stock purchase rights, and (ii) 716,394 shares of Common Stock for issuance to employees pursuant to the WEST Employee Stock Purchase Plan, of which, as of the Capitalization Date, 246,570 shares had been issued. All shares of WEST Common Stock subject to issuance as aforesaid, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights or rights of first refusal created by statute, the Restated Certificate or Bylaws of WEST or any agreement or document to which WEST is a party or by which it is bound. Section 2.02 of the WEST Disclosure Schedule lists as of the Capitalization Date each and every outstanding option or other agreement to acquire shares of WEST Common Stock, the name of the holder of such option or other agreement, the number of shares subject to such option or other agreement, the exercise price of such option or other agreement, the number of shares as to which such option or other agreement will have vested at such date and whether the exercisability of such option or other agreement will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicates the extent of acceleration, if any. Since the Capitalization Date, WEST has not issued or granted any option, warrant or other agreement to acquire shares of WEST capital stock other than pursuant to the WEST Stock Option Plan or the WEST Employee Stock Purchase Plan in the ordinary course of business consistent with past practice.

      SECTION 2.03. Obligations With Respect to Capital Stock. Except as set forth in Section 2.02, there are no equity securities of any class of WEST, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities WEST owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of WEST, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.02, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which WEST or any of its subsidiaries is a party or by which WEST or any of its subsidiaries are bound obligating WEST or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of WEST or any of its subsidiaries or obligating WEST or any of its subsidiaries to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights agreements or understandings and, to the knowledge of WEST, there are no voting trusts, proxies or other agreements or understandings, with respect to any equity security of any class of WEST or with respect to any equity security of any class of any of its subsidiaries. The terms of the

WEST Stock Option Plan permit the assumption or substitution of options to purchase EAST Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the WEST stockholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those options. The current "Purchase Period" (as defined in the WEST Employee Stock Purchase Plan) commenced under the WEST Employee Stock Purchase Plan on March 1, 1999 and will end as provided in Section 5.06 of this Agreement, and except for the purchase rights granted on such commencement date to participants in the current Purchase Period, there are no other purchase rights or options outstanding under the WEST Employee Stock Purchase Plan. True and complete copies of all agreements and instruments relating to or issued under the WEST Stock Option Plans and the WEST Employee Stock Purchase Plan have been made available to legal counsel for EAST and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to EAST.

      SECTION 2.04. Authority.

            (a) WEST has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WEST, subject only to the approval of the Merger and this Agreement by WEST's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by WEST and constitutes the valid and binding obligation of WEST, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by WEST does not, and the performance of this Agreement will not, (i) conflict with or violate the Restated Certificate or Bylaws of WEST or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval of WEST's stockholders of the Merger as contemplated in Section 5.02 and compliance with the requirements set forth in Section 2.04(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to WEST or any of its subsidiaries or by which its or any of their respective properties or assets is bound or affected, or (iii) result in any breach of or constitute a default (with or without notice or lapse of time or both) under, or impair WEST's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of WEST or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, collective bargaining agreement or other instrument or obligation to which WEST or any of its subsidiaries is a party or by which WEST or any of its subsidiaries or its or any of their respective properties or assets are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect on WEST or the Surviving Corporation. Section 2.04 of the WEST Disclosure Schedule lists all consents, waivers and approvals under any of WEST's or any of its subsidiaries' agreements, contracts, licenses, leases or other agreements or instruments required to be obtained in connection with the consummation of the transactions contemplated hereby, the failure to obtain which could reasonably be expected to have a Material Adverse Effect on WEST or the Surviving Corporation.

            (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, local or foreign or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to WEST or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement (or such other or successor form as shall be appropriate) (the "Registration Statement") with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act") pursuant to which the shares of EAST Common Stock to be issued in the Merger will be registered with the SEC, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement (as defined in Section 2.20) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the filing of a Notification and Report Form for Certain Mergers and Acquisitions with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on WEST, the Surviving Corporation or EAST or have a material adverse effect on, or materially alter or delay, the ability of the parties to consummate the Merger.

      SECTION 2.05. Section 203 of Delaware Law Not Applicable. The Board of Directors of WEST has taken all actions so that the restrictions contained in
Section 203 of the Delaware Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

      SECTION 2.06. SEC Filings; WEST Financial Statements.

            (a) WEST has filed all forms, reports and documents required to be filed with the SEC since December 9, 1993, and has made available to EAST such forms, reports and documents in the form filed with the SEC and, prior to the Effective Time, will have made available to EAST copies of any additional forms, reports and documents filed with the SEC prior to the Effective Time. All such required forms, reports and documents (including those that WEST may file subsequent to the date hereof) are referred to herein collectively as the "WEST SEC Reports." In addition, WEST has made available to EAST all exhibits to the WEST SEC Reports filed prior to the date hereof, and will promptly make available to EAST all exhibits to any additional WEST SEC Reports filed prior to the Effective Time. All documents required to be filed as exhibits to the WEST SEC Reports have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms or whose failure to be so could not reasonably be expected to have a Material Adverse

Effect on WEST or the Surviving Corporation, and neither WEST nor any of its subsidiaries is in default thereunder, except where any such default has not resulted in and is not reasonably expected to result in any Material Adverse Effect on WEST. As of their respective filing dates, the WEST SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such WEST SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of WEST's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the WEST SEC Reports (the "WEST Financials"), including any WEST SEC Reports filed after the date hereof until the Closing, (w) were complete and correct in all material respects as of their respective dates, (x) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of WEST and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not material in amount. There has been no material change in WEST accounting policies except as described in the notes to the WEST Financials. The balance sheet of WEST contained in the WEST SEC Report for the quarter ended January 31, 1999 is hereinafter referred to as the "WEST Balance Sheet." Neither WEST nor any of its subsidiaries has any obligations or liabilities (absolute, accrued, contingent or otherwise) of any nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of WEST and its subsidiaries taken as a whole, except liabilities (i) provided for in the WEST Balance Sheet, (ii) incurred since the date of the WEST Balance Sheet in the ordinary course of business consistent with past practice, or (iii) which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on WEST.

            (c) WEST has heretofore made available to EAST a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by WEST with the SEC pursuant to the Securities Act or the Exchange Act.

      SECTION 2.07. Absence of Certain Changes or Events. Since the date of the WEST Balance Sheet, WEST has conducted its business in the ordinary course consistent with past practice and there has not been: (i) any Material Adverse Effect on WEST (whether or not covered by insurance), (ii) any material change by WEST in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (iii) any revaluation by WEST of any of its or any of its subsidiaries' assets having a Material Adverse Effect on WEST, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice or as required by concurrent changes in GAAP; (iv) any acquisition, sale or transfer of any material asset of WEST or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (v) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of WEST, or any direct or indirect redemption, purchase or other acquisition by WEST of any of its shares of capital stock; (vi) any contract entered into by WEST or any of its subsidiaries, other than in the ordinary course of business and as made available to EAST, or any amendment or termination of, or default under, any contract to which WEST or any of its subsidiaries is a party or by which it is bound which could reasonably be expected to result in a Material Adverse Effect on WEST; or (vii) any agreement by WEST or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with EAST and its representatives regarding the transactions contemplated by this Agreement).

      SECTION 2.08. Taxes. WEST and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or WEST has paid on its behalf) all taxes required to be paid (whether or not shown on such returns), and the most recent financial statements contained in the WEST SEC Reports reflect an adequate reserve for all taxes of WEST and its subsidiaries accrued through the date of such financial statements. WEST is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (a) any "excess parachute payments" within the meaning of Section 280G of the Code in connection with the transactions contemplated by this Agreement (without regard to the exception in Section 280G(b)(4)) or (b) any other amount for which a deduction would be disallowed under Section 162(m) or Section 404 of the Code. WEST has not agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, and WEST will not be required to make any such adjustment as a result of the transactions contemplated by this agreement. WEST is not and has not ever been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. WEST has never filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) relating to collapsible corporations, or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to the disposition of any asset owned by it. WEST is not (and has not ever been) a party to a tax-sharing agreement and has not assumed the liability of any other person for taxes. WEST has not ever been a member of a group of corporations filing a consolidated, unitary or combined return other than a group of which WEST is the parent. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns of WEST and no deficiencies for any taxes have been proposed, asserted or assessed against WEST or any of its subsidiaries. No waivers of statutes of limitation with respect to any tax returns have been given by or requested from WEST. No power of attorney has been granted by WEST, and is currently in force, with respect to any matter relating to taxes. None of the returns filed or required to be filed by WEST contains or will contain a disclosure statement under former Section 6661 or Section 6662 of the Code or any similar provision of any state, local or foreign law. For the purpose of this Agreement, the term "tax" shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, unemployment insurance, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

      SECTION 2.09. Intellectual Property.

            (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                  (i) "Technology" shall mean any or all of the following: (1) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, and data; (2) inventions (whether or not patentable), improvements, and technology; (3) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know-how; (4) databases, data compilations and collections and technical data; (5) logos, trade names, trade dress, trademarks, service marks, World Wide Web addresses and domain names, tools, methods and processes; and all instantiations of the foregoing in any form and embodied in any media.

                  (ii) "Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith:
      (1) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (2) all trade secrets and other rights in know how and confidential or proprietary information; (3) all copyrights, copyright registrations and applications therefor, and mask works and mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world ("Copyrights"); (4) all rights in World Wide Web addresses and domain names and applications and registrations therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (5) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                  (iii) "WEST Intellectual Property" shall mean any Technology or Intellectual Property Rights including the WEST Registered Intellectual Property Rights (as defined below) that are owned by WEST.

                  (iv) "Registered Intellectual Property Rights" shall mean all United States, international and foreign: (1) Patents, including applications therefor; (2) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (3) Copyrights registrations and applications to register Copyrights; and (4) any other Intellectual Property Right that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

            (b) Section 2.09(b) of the WEST Disclosure Schedule lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for by WEST (the "WEST Registered Intellectual Property Rights") and lists any proceedings or actions before any court, tribunal (including the Untied States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any WEST Intellectual Property Rights, including any WEST Registered Intellectual Property Rights.

            (c) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses, the contracts, licenses, sublicenses and agreements of WEST set forth in Section 2.09(c) of the WEST Disclosure
Schedule include all material contracts, licenses, sublicenses and agreements to which WEST is a party with respect to, or pursuant to which WEST is authorized to use, any Intellectual Property Right.

            (d) WEST and its subsidiaries own, or have the right to use, sell or license all Technology and Intellectual Property Rights that are used in, or necessary or required for, the conduct of their respective businesses as presently conducted or as currently proposed to be conducted by WEST and its subsidiaries. The operation of the business of WEST and its subsidiaries as it currently is conducted or is proposed to be conducted by WEST and its subsidiaries, including but not limited to the development, use, import, manufacture and sale of the products, technology or services of WEST and its subsidiaries, does not infringe or misappropriate any Intellectual Property Right of any person, and WEST has not received notice from any person claiming that any such product, technology or service of WEST infringes or misappropriates any Intellectual Property Right of any person (nor does WEST have knowledge of any basis therefor).

            (e) To WEST's knowledge, no person is infringing or misappropriating any WEST Intellectual Property Right.

            (f) WEST and its subsidiaries have taken all reasonable steps to protect WEST's and its subsidiaries' rights in confidential information and trade secrets of WEST and its subsidiaries or provided by any other person to WEST or its subsidiaries. Without limiting the foregoing, WEST and its subsidiaries have, and enforce, a policy requiring each employee, consultant and contractor to execute a proprietary information, confidentiality and assignment agreement, substantially in the form attached hereto as Section 2.09(f) of the WEST Disclosure Schedule, and all current and former employees, consultants and contractors of WEST and its subsidiaries have executed such an agreement.

            (g) WEST is not in breach of, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of, (i) any contracts, licenses, sublicenses or other agreements between WEST and any other person with respect to any material WEST Intellectual Property or (ii) any contracts, licenses, sublicenses or other agreements required to be listed in Section 2.09(c) of the WEST Disclosure Schedule, and to the knowledge of WEST, there is not any dispute regarding the scope of any such agreement, or performance under any such agreement including with respect to any payments to be made or received by WEST thereunder. Neither WEST nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property Right, other than agreements in the ordinary course of business consistent with past practice.

      SECTION 2.10. Compliance; Permits; Restrictions.

            (a) Neither WEST nor any of its subsidiaries is in conflict with, or in default or violation of (or have taken or failed to take any action which with notice or lapse of time or both would become a default or violation), or received notice of a violation of, (i) any law, rule, regulation, order, judgment or decree applicable to WEST or any of its subsidiaries or by which its or any of their respective properties or assets is bound or affected, or (ii) any note, bond, mortgage, indenture, collective bargaining agreement, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which WEST or any of its subsidiaries is a party or by which WEST or any of its subsidiaries or its or any of their respective properties or assets is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have a Material Adverse Effect on WEST. No investigation or review by any governmental or regulatory body or authority is pending or, to WEST's knowledge, threatened against WEST or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not reasonably be expected to have a Material Adverse Effect on WEST. All leases of real property to which WEST is a party are in good standing and are valid, binding and enforceable in accordance with their respective terms. There does not exist a default (nor has an event occurred which with notice or lapse of time or both would become a default) on the part of the landlord under any such leases, except as could not reasonably be expected to have a Material Adverse Effect on WEST.

            (b) WEST and its subsidiaries hold all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of WEST and its subsidiaries taken as a whole (collectively, the "WEST Permits") and all of such WEST Permits are in full force and effect. WEST and its subsidiaries are in compliance with the terms of the WEST Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on WEST.

      SECTION 2.11. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or to WEST's knowledge, threatened, before any agency, court, tribunal or Governmental Entity, foreign or domestic, against WEST or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect on WEST, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. Nor has WEST or any of its subsidiaries received any notice or assertion of such an action, suit, proceeding, claim, arbitration or investigation.

      SECTION 2.12. Brokers' and Finders' Fees. Except for fees payable to BancBoston Robertson Stephens pursuant to the engagement letter dated February 22, 1999, WEST has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      SECTION 2.13. Employee Benefit Plans.

            (a) Section 2.13 of the WEST Disclosure Schedule lists, with respect to WEST, any subsidiary of WEST and any trade or business (whether or not incorporated) which is treated as a single employer with WEST (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code,
(i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) whether or not such plans are subject to ERISA, (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, and stock appreciation right, (iii) all supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance, bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements which are not employee benefit plans as otherwise covered under clause (i) above, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management or overseas employees of WEST and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements (other than pursuant to the WEST Stock Option Plan), written or otherwise, as to which unsatisfied or potential obligations of WEST of greater than $100,000 exist for the benefit of, or relating to, any present or former employee, consultant or director of WEST (together, the "WEST Employee Plans").

            (b) WEST has furnished to EAST a copy of each of the WEST Employee Plans and related plan documents (including trust documents, insurance policies or contracts) and has, with respect to each WEST Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any WEST Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the remedial amendment period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. WEST has also furnished EAST with the most recent Internal Revenue Service determination letter issued with respect to each such WEST Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any WEST Employee Plan subject to Code Section 401(a).

            (c) (i) Other than continued health care coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), none of the WEST Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any WEST Employee Plan; (iii) each WEST Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have, in the aggregate, a Material Adverse Effect on WEST, and WEST and each subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the WEST Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect on WEST; (iv) neither WEST nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the WEST Employee Plans; (v) all material contributions required to be made by WEST or any subsidiary or ERISA Affiliate to any WEST Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each WEST Employee Plan for the current plan years; (vi) with respect to each WEST Employee Plan, no "reportable event" within the meaning of
Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no WEST Employee Plan is covered by, and neither WEST nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code, (viii) the Hourly Pension Plan for employees of ITT Telecom Products Corporation (now known as WEST) at Corinth (the "Hourly Pension Plan") is fully funded on a fully vested, plan termination basis, and (ix) the percentage of Hourly Pension Plan assets invested in employer stock has never exceeded 10 percent. With respect to each WEST Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, WEST has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and WEST has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such WEST Employee Plan, except in each case to the extent that such failure to perform such action could not, in the aggregate, reasonably be expected to have a Material Adverse Effect on WEST. Other than routine claims for benefits, no suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of WEST is threatened, against or with respect to any such WEST Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither WEST nor any WEST subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in
Section 3(37) of ERISA.

            (d) With respect to each WEST Employee Plan, WEST and each of its subsidiaries have complied in all material respects with (i) the applicable health care continuation and notice provisions of COBRA and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder.

            (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of WEST, any WEST subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or service provider.

            (f) There has been no amendment to, written interpretation or announcement (whether or not written) by WEST, any WEST subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any WEST Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in WEST's financial statements.

      SECTION 2.14. Absence of Liens and Encumbrances; Condition of Equipment. WEST and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) as reflected in the WEST Financials, (ii) for liens for property taxes not yet due and payable and (iii) such imperfections of title and encumbrances, if any, which have not and could not reasonably be expected to have a Material Adverse Effect on WEST. The plants, properties and equipment of WEST and its subsidiaries that are used in the operation of their businesses are in good operating condition and repair in all material respects. All properties used in the operations of WEST and its subsidiaries are reflected in the WEST Balance Sheet to the extent required by GAAP. Section 2.14 of the WEST Disclosure Schedule identifies each parcel of real property owned or leased by WEST or any of its subsidiaries and the material terms of any such leases.

      SECTION 2.15. Environmental Matters.

            (a) Hazardous Material. Except as could not reasonably be expected to have a Material Adverse Effect on WEST, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law, to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies, are present, as a result of the actions of WEST or any of its subsidiaries, or, to WEST's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that WEST or any of its subsidiaries has at any time owned, operated, occupied or leased.

            (b) Hazardous Material Activities. Except as could not reasonably be expected to have a Material Adverse Effect on WEST, neither WEST nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has WEST or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Material Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) Permits. WEST and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "WEST Environmental Permits") necessary for the conduct of WEST's and its subsidiaries' Hazardous Material Activities and other businesses of WEST and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold could not reasonably be expected to have a Material Adverse Effect on WEST, and are in compliance in all material respects with all terms and conditions thereof.

            (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to WEST's knowledge, threatened concerning any WEST Environmental Permit, Hazardous Material or any Hazardous Material Activity of WEST or any of its subsidiaries. WEST is not aware of, and has not received notice of, any fact or circumstance which could involve WEST or any of its subsidiaries in any environmental litigation, impose upon WEST or any of its subsidiaries any environmental liability that could reasonably be expected to have a Material Adverse Effect on WEST, or which could reasonably be expected to interfere with or prevent continued compliance with the WEST Environmental Permits or any rule, code, regulation, law, order, injunction or decree relating to any Hazardous Material or Hazardous Material Activity.

      SECTION 2.16. Labor Matters. Except as set forth in Section 2.16 of the WEST Disclosure Schedule, none of WEST's or its subsidiaries' employees are unionized and, to WEST's knowledge, there are no activities or proceedings of any labor union to organize any employees of WEST or any of its subsidiaries. There are, and have been, no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of WEST or any of its subsidiaries. WEST and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law).

      SECTION 2.17. Agreements, Contracts and Commitments. Except as set forth in Section 2.17 of the WEST Disclosure Schedule, neither WEST nor any of its subsidiaries is a party to or is bound by, whether written or oral:

            (a)   any collective bargaining agreements;

            (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

            (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by WEST or any of its subsidiaries on thirty (30) days notice without liability;

            (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business;

            (f) any agreement, contract or commitment containing any covenant limiting the freedom of WEST or any of its subsidiaries to engage in any line of business, compete with any person or do business in any geographic area;

            (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $100,000 and not cancelable;

            (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

            (i) any mortgages, capital leases, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, other than any such agreements and instruments entered into after the date hereof in the ordinary course of business consistent with past practice; or

            (j) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by WEST or any of its subsidiaries under any such agreement, contract or commitment of $100,000 or more in the aggregate which is not cancelable without penalty within thirty (30) days, other than any such agreements and instruments entered into after the date hereof in the ordinary course of business consistent with past practice.

      Neither WEST nor any of its subsidiaries, nor to WEST's knowledge, any other party to a WEST Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which WEST or any of its subsidiaries is a party or by which any of them is bound of the type described in clauses (a) through (j) above (any such agreement, contract or commitment, a "WEST Contract") in such manner as would permit any other party to cancel or terminate any such WEST Contract, or would permit any other party to seek damages, which could reasonably be expected to have a Material Adverse Effect on WEST.

      SECTION 2.18. Pooling of Interests. To the knowledge of WEST, based on consultation with its independent accountants, neither WEST nor any of its subsidiaries or affiliates, nor any of their respective directors, officers or stockholders has taken or agreed to take any action which would interfere with EAST's ability to account for the Merger as a pooling of interests or would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code. To WEST's knowledge, there are no agreements, plans or other circumstances relating to WEST or any of its subsidiaries or affiliates that would prevent the Merger from qualifying under
Section 368(a) of the Code.

      SECTION 2.19. Change of Control Payments. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachutes, bonus or otherwise) becoming due to any officer, director or employee of WEST or any of its subsidiaries, (ii) increase any benefits otherwise payable by WEST or any of its subsidiaries or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      SECTION 2.20. Statements; Proxy Statement/Prospectus. The information supplied by WEST for inclusion in the Registration Statement shall not at the time the Registration Statement (including any amendments or supplements thereto) is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. The information supplied by WEST for inclusion in the proxy statement/prospectus to be sent to the stockholders of WEST and the stockholders of EAST in connection with the meeting of WEST's stockholders to consider the approval of this Agreement and the Merger (the "WEST Stockholders' Meeting") and in connection with the meeting of EAST's stockholders to consider the approval of this Agreement and the Merger and the issuance of shares of EAST Common Stock pursuant to the terms of the Merger (the "EAST Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to WEST's stockholders and EAST's stockholders, at the time of the WEST Stockholders' Meeting and the EAST Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the WEST Stockholders' Meeting or the EAST Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event or information should be discovered by WEST which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, WEST shall promptly inform EAST. Notwithstanding the foregoing, WEST makes no representation or warranty with respect to any information supplied by EAST or Merger Sub which is contained in any of the foregoing documents.

      SECTION 2.21. Board Approval. The Board of Directors of WEST has, as of the date of this Agreement, unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is fair to, and in the best interests of WEST and its stockholders, and (iii) determined to recommend that the stockholders of WEST approve this Agreement and the consummation of the Merger.

      SECTION 2.22. Fairness Opinion. WEST has received an opinion from BancBoston Robertson Stephens, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to WEST's stockholders from a financial point of view and promptly after a written copy of such opinion is delivered to WEST, WEST will deliver to EAST a copy of such opinion.

      SECTION 2.23. Minute Books. The minute books of WEST and its subsidiaries made available to counsel for EAST are the only minute books of WEST and contain a reasonable record, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since 1993 of WEST.

      SECTION 2.24. Order, Commitment and Returns. The aggregate of all accepted and unfilled orders for the sale of merchandise entered into by WEST or any of its subsidiaries does not exceed an amount which can reasonably be expected to be filled in the ordinary course of business on a schedule which will maintain satisfactory customer relationships, and the aggregate of all contracts or commitments for the purchase of products by WEST and all of its subsidiaries does not exceed an amount which is reasonable for the anticipated volumes of their businesses (all of which orders, contracts and commitments were made in the ordinary course of business). There are no asserted claims to return merchandise of WEST or any of its subsidiaries by reason of alleged overshipments, defective merchandise, breach of warranty or otherwise except for normal returns in the ordinary course of business consistent with past practice. Except as could not reasonably be expected to have a Material Adverse Effect on WEST or the Surviving Corporation, WEST does not know or have reason to believe that either the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will result in any cancellations or withdrawals of accepted and unfilled orders for the sale of merchandise.

      SECTION 2.25. Customers. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on WEST or the Surviving Corporation, neither WEST nor any of its subsidiaries has received any notice from any customer that such customer will not continue as a customer of WEST, such subsidiary, Merger Sub or EAST after the Effective Time or that any such customer intends to terminate or materially modify any contract, purchase order or other commitment for the purchase of goods such customer may have with WEST or such subsidiary.

      SECTION 2.26. Suppliers. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on WEST or the Surviving Corporation, neither WEST nor any of its subsidiaries has received any notice from any supplier to WEST or its subsidiaries that such supplier will not continue as a supplier of WEST, such subsidiary, Merger Sub or EAST after the Effective Time or that any such supplier intends to terminate or materially modify any contract, supply order or other commitment for the sale of goods such supplier may have with WEST or such subsidiary.

      SECTION 2.27. Inventory. The inventory set forth in the WEST Balance Sheet were properly stated therein at the lesser of cost or fair market value determined in accordance with GAAP consistently maintained and applied by WEST. All of WEST's and its subsidiaries' inventory is owned free and clear of all liens, charges, restrictions, claims or encumbrances. WEST's and its subsidiaries' inventory is of good and merchantable quality and is useable and salable in the ordinary course of WEST's and its subsidiaries' businesses consistent with past practice, except for items of obsolete materials and materials of below standard quality, all of which have been written down to realizable market value or for which adequate reserves have been provided, as of the date hereof, in the WEST Balance Sheet and, following the date hereof, in the WEST Balance Sheet or otherwise in the WEST SEC Reports, in each case, in a manner consistent with past practice.

      SECTION 2.28. Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon WEST or any of its subsidiaries which has the effect of prohibiting or materially impairing any current or future business practice of WEST or any of its subsidiaries, any acquisition of property by WEST or any of its subsidiaries or the conduct of business by WEST or any of its subsidiaries as currently conducted, or as currently proposed to be conducted, by WEST or any of its subsidiaries.

      SECTION 2.29. Interested Party Transactions. Except as disclosed in the WEST SEC Reports, neither WEST nor any of its subsidiaries is indebted to any director, officer, employee or agent of WEST or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to WEST or any of its subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402(h) and 404 of Regulation S-K under the Securities Act and the Exchange Act since July 31, 1998.

      SECTION 2.30. Insurance. WEST and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of WEST and its subsidiaries. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and WEST and its subsidiaries are otherwise in compliance in all material respects with terms of such policies and bonds. WEST has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

      SECTION 2.31. Vote Required. The affirmative vote of the holders of a majority of the shares of WEST Common Stock outstanding on the record date set for the WEST Stockholders' Meeting is the only vote of the holders of any of WEST's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

      SECTION 2.32. Receivables. All accounts, notes receivable and other receivables (other than receivables collected since the date of the WEST Balance Sheet) reflected on the WEST Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the business of WEST and its subsidiaries at the Closing Date will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less, as of the date hereof, any reserves for doubtful accounts recorded on the WEST Balance Sheet and, following the date hereof, any reserves for doubtful accounts recorded on the WEST Balance Sheet or otherwise in the WEST SEC Reports. All accounts, notes receivable and other receivables arising out of or relating to the business of WEST and its subsidiaries at the date of the WEST Balance Sheet have been included in the WEST Balance Sheet in accordance with GAAP applied on a consistent basis.

      SECTION 2.33. Real Property.

            (a) WEST has good, marketable and clear record, indefeasible, fee simple title to the real property, including all easements, rights of way, privileges, licenses and other rights benefiting or appurtenant thereto described on Section 2.33 of the WEST Disclose Schedule (the "Real Property").
Section 2.33 of the WEST Disclose Schedule also describes and lists any mortgage, lien, pledge, charge, reservation, restriction, restrictive covenant, limitation, condition of record, right of first refusal, option to purchase, lease, security interest, defect in title, easement, or encumbrance of any kind with respect to the Real Property (collectively, "Liens"). There are no Liens that interfere with the use or maintenance of the Real Property or the buildings, structures and improvements thereon, or which would require the removal of an existing building, structure or improvement on the Real Property, except those that could not reasonably be expected to have a Material Adverse Effect on WEST.

            (b) The buildings, structures and all other improvements on the Real Property and owned or leased by WEST under the leases described in Section 2.33 of the WEST Disclosure Schedule have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are suitable for their present uses, are structurally sound (including without limitation the roofs thereof) and have been constructed and are currently in compliance with all applicable laws, codes, ordinances, rules, regulations and permits, except as could not reasonably be expected to have a Material Adverse Effect on WEST.

            (c) None of the buildings, structures or improvements on the Real Property encroach upon property of another person or entity, and no structure of any other person and/or entity encroaches upon any portion of the Real Property.

            (d) There are no condemnation or eminent domain proceedings or proceedings similar thereto pending or, to the best of WEST's knowledge, proposed or threatened against all or any part of the Real Property.

            (e) All of the Real Property including, but not limited to, driveways, fences, subsurface sewage disposal systems and parking areas on the Real Property are located in all material respects within the boundary lines of the Real Property and do not encroach upon or under the property of any other person or entity.

            (f) The Real Property and the present use thereof are not in violation of or out of conformity with (i) any applicable land use laws, statutes, ordinances, rules, regulations or permits or orders of any local, state, federal or foreign authorities or any other governmental entity having jurisdiction over the Real Property or (ii) any Liens affecting the Real Property, except as could not reasonably be expected to have a Material Adverse Effect on WEST.

      SECTION 2.34. Representations Complete. None of the representations or warranties made by WEST herein or in any Schedule hereto, including the WEST Disclosure Schedule, or certificates furnished by WEST pursuant to this Agreement, or the WEST SEC Reports, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF EAST AND MERGER SUB

      EAST and Merger Sub hereby, jointly and severally, represent and warrant to WEST that, except as set forth in the written disclosure schedule previously delivered by EAST to WEST (the "EAST Disclosure Schedule"):

      SECTION 3.01. Organization. Each of EAST and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on EAST. EAST has delivered to WEST a true and complete list of all of EAST's subsidiaries, together with the jurisdiction of incorporation of each subsidiary. EAST has delivered or made available a true and correct copy of the Restated Articles of Organization ("Restated Articles") and Amended and Restated Bylaws of EAST and similar governing instruments of its subsidiaries, each as amended to date, to counsel for WEST. Neither EAST nor any of its subsidiaries is in violation of any of the provisions of its articles of organization or bylaws or equivalent organizational documents. Other than as specified in the EAST Disclosure Schedule, EAST has no subsidiaries. EAST is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by EAST free and clear of all liens, charges, restrictions, claims or encumbrances or rights of any nature whatsoever. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating EAST or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the EAST Disclosure Schedule, EAST does not directly or indirectly own of record or beneficially any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

      SECTION 3.02. Capital Structure. The authorized capital stock of EAST consists of 30,000,000 shares of Common Stock, par value $.01 per share, of which there were 9,092,146 shares issued and outstanding as of the Capitalization Date and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares were issued or outstanding as of the Capitalization Date. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which, as of the Capitalization Date, were issued and outstanding and held by EAST. All outstanding shares of the Common Stock of EAST and Merger Sub are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights or rights of first refusal created by statute, the Restated Articles or Bylaws of EAST or any agreement or document to which EAST is a party or by which it is bound. As of the Capitalization Date, EAST had reserved an aggregate of 2,040,664 shares of Common Stock, for issuance to employees, consultants and non-employee directors pursuant to EAST's 1993 Incentive Stock Option Plan, 1995 Stock Plan and 1995 Non-Employee Director Stock Option Plan, (collectively, the "EAST Stock Option Plans"), under which options as of the Capitalization Date were outstanding for an aggregate of 1,207,364 shares. All shares of the Common Stock of EAST subject to issuance as aforesaid, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights or rights of first refusal created by statute, the Restated Articles or Bylaws of EAST or any agreement or document to which EAST is a party or by which it is bound.

      SECTION 3.03. Obligations With Respect to Capital Stock. Except as set forth in Section 3.02, there are no equity securities of any class of EAST, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding as of the Capitalization Date. Except for securities EAST owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of EAST, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.02, as of the Capitalization Date there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements or any character to which EAST or any of its subsidiaries is a party or by which EAST or any of its subsidiaries are bound obligating EAST or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of EAST or any of its subsidiaries or obligating EAST or any of its subsidiaries to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as disclosed in the EAST SEC Reports, there are no registration rights agreements or understandings and, to the knowledge of EAST, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of EAST or with respect to any equity security of any class of any of its subsidiaries.

      SECTION 3.04. Authority.

            (a) Each of EAST and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of EAST and Merger Sub, subject only to the approval of the Merger by EAST's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of EAST and Merger Sub and constitutes the valid and binding obligation of each of EAST and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by each of EAST and Merger Sub does not, and the performance of this Agreement by each of EAST and Merger Sub will not, (i) conflict with or violate the Restated Articles or Bylaws of EAST or the Certificate of Incorporation or Bylaws of Merger Sub or the equivalent organizational documents of any of its other subsidiaries, (ii) subject to obtaining the approval of the Merger of EAST's stockholders as contemplated in
Section 5.02 and compliance with the requirements set forth in Section 3.04(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to EAST or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties or assets is bound or affected, or (iii) result in any breach of or constitute a default (with or without notice or lapse of time or both) under, or impair EAST's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of EAST or any of its subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which EAST or any of its subsidiaries (including Merger Sub) is a party or by which EAST or any of its subsidiaries (including Merger Sub) or its or any of their respective properties or assets are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect on EAST. Section 3.04 of the EAST Disclosure Schedule lists all consents, waivers and approvals under any of EAST's or any of its subsidiaries' agreements, contracts, licenses, leases or other agreements or instruments required to be obtained in connection with the consummation of the transactions contemplated hereby, the failure to obtain which could reasonably be expected to have a Material Adverse Effect on EAST.

            (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to EAST or any of its subsidiaries (including Merger Sub) in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the listing of the EAST Common Stock on Nasdaq, (vi) the filing of a Notification and Report Form for Certain Mergers and Acquisitions with the FTC and DOJ in accordance with the HSR Act, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on WEST or EAST or have a material adverse effect on, or materially alter or delay, the ability of the parties to consummate the Merger.

      SECTION 3.05. SEC Filings: EAST Financial Statements.

            (a) EAST has filed all forms, reports and documents required to be filed with the SEC since March 30, 1995, and has made available to WEST such forms, reports and documents in the form filed with the SEC and, prior to the Effective Time, will have made available to WEST copies of any additional forms, reports and documents filed with the SEC prior to the Effective Time. All such required forms, reports and documents (including those that EAST may file subsequent to the date hereof) are referred to herein collectively as the "EAST SEC Reports." In addition, EAST has made available to WEST all exhibits to the EAST SEC Reports filed prior to the date hereof, and will promptly make available to WEST all exhibits to any additional EAST SEC Reports filed prior to the Effective Time. All documents required to be filed as exhibits to the EAST SEC Reports have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms or whose failure to be so could not reasonably be expected to have a Material Adverse Effect on EAST, and neither EAST nor any of its subsidiaries is in default thereunder, except where any such default has not resulted in and is not reasonably expected to result in any Material Adverse Effect on EAST. As of their respective filing dates, the EAST SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such EAST SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of EAST's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the EAST SEC Reports (the "EAST Financials"), including any EAST SEC Reports filed after the date hereof until the Closing, (w) were complete and correct in all material respects as of their respective dates, (x) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of EAST and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not material in amount. There has been no material change in EAST accounting policies except as described in the notes to the EAST Financials. The balance sheet of EAST contained in the EAST SEC Report for the year ended December 31, 1998 is hereinafter referred to as the "EAST Balance Sheet." Neither EAST nor any of its subsidiaries has any obligations or liabilities (absolute, accrued, contingent or otherwise) of any nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of EAST and its subsidiaries taken as a whole, except liabilities (i) provided for in the EAST Balance Sheet, (ii) incurred since the date of the EAST Balance Sheet in the ordinary course of business consistent with past practice, or (iii) which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on EAST.

            (c) EAST has heretofore made available to WEST a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by EAST with the SEC pursuant to the Securities Act or the Exchange Act.

      SECTION 3.06. Absence of Certain Changes or Events. Since the date of the EAST Balance Sheet, there has not been: (i) any Material Adverse Effect on EAST (whether or not covered by insurance), (ii) any material change by EAST in its accounting methods, principles or practices, except as required by concurring changes in GAAP, (iii) any revaluation by EAST of any of its or any of its subsidiaries' assets having a Material Adverse Effect on EAST, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice or as required by concurrent changes in GAAP, (iv) any acquisition, sale or transfer of any material asset of EAST or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (v) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of EAST, or any direct or indirect redemption, purchase or other acquisition by EAST of any of its shares of capital stock; or (vi) any agreement by EAST or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with WEST and its representatives regarding the transactions contemplated by this Agreement).

      SECTION 3.07. Taxes. EAST and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or EAST has paid on its behalf) all taxes required to be paid (whether or not shown on such returns), and the most recent financial statements contained in the EAST SEC Reports reflect an adequate reserve for all taxes of EAST and its subsidiaries accrued through the date of such financial statements. EAST is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (a) any "excess parachute payments" within the meaning of Section 280G of the Code in connection with the transactions contemplated by this Agreement (without regard to the exception in Section 280G(b)(4)) or (b) any other amount for which a deduction would be disallowed under Section 162(m) or Section 404 of the Code. EAST has not agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, and EAST will not be required to make any such adjustment as a result of the transactions contemplated by this agreement. EAST is not and has not ever been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. EAST has never filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) relating to collapsible corporations, or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to the disposition of any asset owned by it. EAST is not (and has not ever been) a party to a tax-sharing agreement and has not assumed the liability of any other person for taxes. EAST has not ever been a member of a group of corporations filing a consolidated, unitary or combined return other than a group of which EAST is the parent. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns of EAST and no deficiencies for any taxes have been proposed, asserted or assessed against EAST or any of its subsidiaries. No waivers of statutes of limitation with respect to any tax returns have been given by or requested from EAST. No power of attorney has been granted by EAST, and is currently in force, with respect to any matter relating to taxes. None of the returns filed or required to be filed by EAST contains or will contain a disclosure statement under former Section 6661 or Section 6662 of the Code or any similar provision of any state, local or foreign law.

      SECTION 3.08. Compliance; Permits; Restrictions.

            (a) Neither EAST nor any of its subsidiaries is in conflict with, or in default or violation of (or have taken or failed to take any action which with notice or lapse of time or both would become a default or violation), or received notice of violation of (i) any law, rule, regulation, order, judgment or decree applicable to EAST or any of its subsidiaries or by which its or any of their respective properties or assets is bound or affected, or (ii) any note, bond, mortgage, indenture, collective bargaining agreement, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which EAST or any of its subsidiaries is a party or by which EAST or any of its subsidiaries or its or any of their respective properties or assets is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have a Material Adverse Effect on EAST. No investigation or review by any governmental or regulatory body or authority is pending or, to EAST's knowledge, threatened against EAST or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not reasonably be expected to have a Material Adverse Effect on EAST. All leases of real property to which EAST is a party are in good standing and are valid, binding and enforceable in accordance with their respective terms. There does not exist a default (nor has an event occurred which with notice or lapse of time or both would become a default) on the part of the landlord under any such lease, except as could not reasonably be expected to have a Material Adverse Effect on EAST.

            (b) EAST and its subsidiaries hold all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of EAST and its subsidiaries taken as a whole (collectively, the "EAST Permits") and all of such EAST Permits are in full force and effect. EAST and its subsidiaries are in compliance with the terms of the EAST Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on EAST.

      SECTION 3.09. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or, to EAST's knowledge, threatened, before any agency, court, tribunal or Governmental Entity, foreign or domestic, against EAST or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect on EAST, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. Nor has EAST or any of its subsidiaries received any notice or assertion of such an action, suit, proceeding, claim, arbitration or investigation.

      SECTION 3.10. Brokers' and Finders' Fees. Except for fees payable to BT Alex. Brown pursuant to an engagement letter dated March 11, 1999, EAST has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      SECTION 3.11. Absence of Liens and Encumbrances. EAST and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any mortgages, liens, pledges, charges, or encumbrances of any kind or character, except (i) as reflected in the EAST Financials, (ii) for liens for property taxes not yet due and payable and (iii) such imperfections of title and encumbrances, if any, which have not and could not reasonably be expected to have a Material Adverse Effect on EAST.

      SECTION 3.12. Pooling of Interests. To the knowledge of EAST, based on consultation with its independent accountants, neither EAST nor any of its subsidiaries or affiliates, nor any of their respective directors, officers or stockholders has taken or agreed to take any action which would interfere with EAST's ability to account for the Merger as a pooling of interests or would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code. To EAST's knowledge, there are no agreements, plans, or other circumstances relating to EAST or any of its subsidiaries or affiliates that would prevent the Merger from qualifying under
Section 368(a) of the Code.

      SECTION 3.13. Change of Control Payments. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachutes, bonus, or otherwise) becoming due to any officer, director or employee of EAST or any of its subsidiaries, (ii) increase any benefits otherwise payable by EAST or any of its subsidiaries or
(iii) result in the acceleration of the time of payment or vesting of any such benefits.

      SECTION 3.14. Statements; Proxy Statements/Prospectus. The information supplied by EAST and Merger Sub for inclusion in the Registration Statement shall not at the time the Registration Statement (including any amendments or supplements thereto) is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. The information supplied by EAST and Merger Sub for inclusion in the Proxy Statement to be sent to the stockholders of EAST and the stockholders of WEST in connection with the EAST Stockholders' Meeting and in connection with the WEST Stockholders' Meeting shall not, on the date the Proxy Statement is first mailed to EAST's stockholders and WEST's stockholders, at the time of the WEST Stockholders' Meeting and the EAST Stockholders'

Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the EAST Stockholders' Meeting or the WEST Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event or information should be discovered by EAST or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, EAST or Merger Sub shall promptly inform WEST. Notwithstanding the foregoing, EAST and Merger Sub make no representation or warranty with respect to any information supplied by WEST which is contained in any of the foregoing documents.

      SECTION 3.15. Board Approval. The Board of Directors of EAST has, as of the date of this Agreement, unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is fair to, and in the best interests of, EAST and its stockholders, and (iii) determined to recommend that the stockholders of EAST approve this Agreement and the consummation of the Merger.

      SECTION 3.16. Fairness Opinion. EAST has received an opinion from BT Alex. Brown, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to EAST's stockholders from a financial point of view and, promptly after a written copy of such opinion is delivered to EAST, EAST will deliver to WEST a copy of such opinion.

      SECTION 3.17. Vote Required. The affirmative vote of the holders of a majority of the shares of EAST Common Stock outstanding on the record date set for the EAST Stockholders' Meeting is the only vote of the holders of any of EAST's capital stock necessary to approve this Agreement and the transactions contemplated thereby.

      SECTION 3.18. Representations Complete. None of the representations or warranties made by EAST or Merger Sub herein or in any Schedule hereto, including the EAST Disclosure Schedule, or certificates furnished by EAST or Merger Sub pursuant to this Agreement, or the EAST SEC Reports, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

      For purposes of this Article IV, WEST shall include WEST and each of its subsidiaries and EAST shall include EAST and each of its subsidiaries.

      SECTION 4.01. Conduct of Business of WEST and EAST. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, WEST and EAST agree, except to the extent expressly contemplated by this Agreement or that the other party shall otherwise consent to in writing, to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, each of WEST and EAST agree to use its commercially reasonable efforts to promptly notify the other of any event or occurrence not in the ordinary course of business, and of any event which could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, without the prior written consent of the other, neither WEST nor EAST shall do, cause, or permit any of the following, and neither WEST nor EAST shall permit its subsidiaries to do any of the following:

            (a) amend or otherwise change its Restated Certificate or Restated Articles, as the case may be, or By-Laws;

            (b) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

            (c) other than pursuant to agreements existing as of the date hereof and set forth in the EAST Disclosure Schedule or the WEST Disclosure Schedule, as the case may be, accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability or vesting of options or other rights granted under the WEST Employee Plans or EAST's employee stock plans (including, without limitation, the WEST Stock Option Plans, the EAST Stock Option Plans and the WEST Employee Stock Purchase Plan) or authorize cash payments in exchange for any options or other rights granted under any of such plans, other than changing the plan period of the WEST Employee Stock Purchase Plan in accordance with Section 5.06;

            (d) take or allow to be taken or fail to take any act or omission which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under GAAP; or

            (e) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (d) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect such that the conditions to closing in Section 6.02(a) and 6.03(a), as the case may be, would not be satisfied or prevent it from performing or cause it not to perform its covenants hereunder such that the conditions to closing in Section 6.02(b) and 6.03(b), as the case may be, would not be satisfied or result in any of the conditions to the Merger set forth herein not being satisfied.

      SECTION 4.02. Conduct of Business of WEST. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as expressly contemplated by this Agreement, WEST shall not do, cause or permit, nor permit its subsidiaries to do, any of the following, without the prior written consent of EAST:

            (a) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, or purchase or propose the purchase of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (except for the issuance of shares of WEST Common Stock issuable pursuant to the exercise of employee stock options under the WEST Stock Option Plans or pursuant to rights to purchase shares under the WEST Employee Stock Purchase Plan, which options or rights, as the case may be, are outstanding on the date hereof);

            (b) sell, pledge, lease, license, dispose of or encumber any of its properties or assets (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

            (c) sell, lease, license, or sublicense or otherwise dispose of or transfer to any person or entity any WEST IP Rights or amend or modify in a manner materially adverse to WEST or the Surviving Corporation any existing agreements with respect to any WEST IP Rights or WEST IP Rights Agreements;

            (d) (i) acquire or agree to acquire (by merger, consolidation, or acquisition of stock or assets or by any other manner) any corporation, partnership or other business organization or division thereof or any significant amount of assets, individually or in the aggregate, other than in the ordinary course of business consistent with past practice or acquire or agree to acquire any equity securities of any such entity; (ii) incur any indebtedness for borrowed money or issue or sell any debt securities or warrants or other rights to acquire any debt securities or assume, guarantee (other than guarantees of bank debt of its subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person, except in the ordinary course of business consistent with past practice; (iii) enter into or amend any material contract or agreement other than in the ordinary course of business consistent with past practice, or violate, amend or otherwise modify any contract which violation, amendment, modification or waiver could reasonably be expected to have a Material Adverse Effect on WEST; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $100,000, taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.02(d);

            (e) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees who are not officers in the ordinary course of business consistent with past practice, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee, except for severance or termination payments to employees who are not officers in the ordinary course of business consistent with past practice as set forth in
Section 4.02(e) of the WEST Disclosure Schedule, or establish, adopt, enter into or amend any Employee Plan or hire any new officer or director level employee or pay any special bonus or special remuneration to any employee or director;

            (f) take any action, other than as required by GAAP, to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of software development costs, valuation of inventory or assets, payments of accounts payable and collection of accounts receivable) or revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

            (g) make or change any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability, claim or assessment or agree to an extension or waiver of a statute of limitations for any assessment of any tax, except to the extent the amount of any such settlement has been reserved for on its most recent WEST SEC Report;

            (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice other than amounts in connection with this Agreement and other than liabilities adequately reflected or reserved against in the WEST Financial Statements;

            (i) except as may be required by law or as could not reasonably be expected to have a Material Adverse Effect on WEST or the Surviving Corporation, take any action to terminate or amend any of the WEST Employee Plans other than in connection with the Merger;

            (j) enter into any material partnership arrangements, joint development agreements, strategic alliances or operating leases;

            (k) materially reduce the amount of insurance coverage provided by existing insurance policies;

            (l) commence a lawsuit other than (i) for the routine collection of bills, or (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with EAST prior to the filing of such a suit;

            (m) enter into or amend any transaction or agreement with any director, executive officer, or affiliate of WEST; or

            (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.02(a) through (m) above.

      SECTION 4.03. Conduct of Business of EAST.

      During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as expressly contemplated by this Agreement, EAST shall not do, cause or permit, nor permit its subsidiaries to do, the following, without the prior consent of WEST: issue or sell any shares of capital stock of any class (except for (i) the issuance of shares of EAST Common Stock issuable under the East Stock Option Plans and (ii) the issuance of up to an aggregate of 1,817,540 shares of EAST Common Stock; provided, that in the case of this clause
(ii), such issuance (x) does not require the filing by EAST of a registration statement under the Securities Act which could reasonably be expected to materially affect the ability of EAST to, or could reasonably be expected to delay by a period of more than fifteen (15) business days EAST's ability to, consummate the Merger, (y) does not require stockholder approval and (z) is not made to any affiliates of EAST).

      SECTION 4.04. No Solicitation.

      From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VII, WEST and its subsidiaries will not, directly or indirectly through their officers, directors, employees, agents or otherwise, (i) solicit, initiate or encourage any Takeover Proposal (defined below) or (ii) engage in negotiations with, or disclose any nonpublic information relating to WEST or any of its subsidiaries to, or afford access to the properties, books or records of WEST or any of its subsidiaries to, any person that has indicated to WEST that it may be considering making, or that has made, a Takeover Proposal or whose efforts to formulate a Takeover Proposal would knowingly or could reasonably be expected to be assisted thereby; provided, nothing herein shall prohibit WEST's Board of Directors from taking and disclosing to WEST's stockholders a position with respect to an unsolicited tender or exchange offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that WEST reasonably expects to lead to a Takeover Proposal, shall be received by the Board of Directors of WEST, then, to the extent the Board of Directors of WEST believes in good faith (after consultation with its financial advisor) (i) that such Takeover Proposal would, if consummated, result in a transaction more favorable to WEST's stockholders from a financial point of view than the transaction contemplated by this Agreement and (ii) after reasonable inquiry by WEST, that the third party making such Takeover Proposal is financially capable of consummating such Takeover Proposal (any Takeover Proposal meeting such conditions being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of WEST determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of WEST to comply with its fiduciary duties to stockholders under applicable law, WEST and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of WEST's Board of Directors, and such actions shall not be considered a breach of this Section 4.04 or any other provisions of this Agreement, provided that (A) upon each such determination WEST notifies EAST of such determination by the WEST Board of Directors and provides EAST with a true and complete copy of the Superior Proposal received from such third party, if the Superior Proposal is in writing, or a written summary of all material terms and conditions thereof (including the identity of the person initiating the Superior Proposal), if it is not in writing, (B) WEST provides EAST (simultaneously with the time that such documents are provided to such third party) with all documents containing or referring to non-public information of WEST that are supplied to such third party, to the extent not previously supplied by WEST to EAST and (C) WEST provides such non-public information to any such third party pursuant to a non-disclosure agreement at least as restrictive as to confidential information as the Confidentiality Agreement (as defined in Section 5.03). WEST shall not, and shall not permit any of its officers, directors, employees (acting on behalf of WEST) or other representatives to agree to or endorse any Takeover Proposal unless WEST shall have terminated this Agreement pursuant to Section 7.01(g) and paid EAST all amounts payable to EAST pursuant to Section 7.03(b). Notwithstanding anything in this Agreement to the contrary, WEST shall not accept or recommend to its stockholders, or enter into any agreement concerning, a Superior Proposal for a period of not less than 48 hours after EAST's receipt of a true and complete copy of such Superior Proposal, if the Superior Proposal is in writing, or a written summary of all material terms and conditions thereof, if it is not in writing. WEST will immediately notify EAST after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to WEST or any of its subsidiaries or for access to the properties, books or records of WEST or any of its subsidiaries by (i) any person that has indicated to WEST that it may be considering making, or that has made, a Takeover Proposal, or (ii) any person whose efforts to formulate a Takeover Proposal would knowingly or could reasonably be expected to be assisted thereby and who could reasonably be expected to make a Takeover Proposal (such notice to include the identity of such person or persons) and will keep EAST fully informed of the status and material details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide EAST with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. WEST shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than EAST and Merger Sub) conducted heretofore with respect to any Takeover Proposal. WEST shall ensure that the officers, directors and employees of WEST and its subsidiaries and any investment banker or other advisor or representative retained by WEST are aware of the restrictions described in this Section 4.04, and shall be responsible for any breach of this Section 4.04 by such officers, directors, employees, bankers, advisors and representatives. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving WEST or the acquisition of 20% or more of the outstanding shares of capital stock of WEST, or the sale or transfer of any significant portion of the assets of WEST, other than the transactions contemplated by this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      SECTION 5.01. Proxy Statement/Prospectus; Registration Statement; Other Filings. As promptly as practicable after the execution of this Agreement, WEST and EAST will prepare and file with the SEC, the Proxy Statement and, as promptly as practicable following receipt of SEC comments thereon, EAST will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of WEST and EAST will respond to any comments of the SEC, will use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing (provided, however, that EAST shall have no obligation to agree to account for the Merger as a "purchase" in order to cause the Registration Statement to become effective) and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, WEST and EAST will prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings shall comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, WEST or EAST, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of WEST and EAST, such amendment or supplement. The Proxy Statement shall also include the recommendations of (i) the Board of Directors of WEST in favor of the Merger and this Agreement (except that the Board of Directors of WEST may withdraw, modify or refrain from making such recommendations to the extent that the Board of Directors of WEST believes in good faith that a Superior Proposal has been made, or upon advice of its outside legal counsel, shall determine that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board's fiduciary duties under applicable law), and (ii) the Board of Directors of EAST in favor of the Merger and this Agreement (except that the Board of Directors of EAST may withdraw, modify or refrain from making such recommendations to the extent that the Board of Directors of EAST, upon advice of its outside legal counsel, shall determine that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board's fiduciary duties under applicable law).

      SECTION 5.02. Meetings of Stockholders. Promptly after the date hereof, WEST will take all action necessary in accordance with Delaware Law and its Restated Certificate and Bylaws to convene the WEST Stockholders' Meeting to be held as promptly as practicable, and in any event if permitted by applicable law within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the Merger and this Agreement. Promptly after the date hereof, EAST will take all action necessary in accordance with Massachusetts Law and its Restated Articles and Bylaws to convene the EAST Stockholders' Meeting to be held as promptly as practicable, and in any event if permitted by applicable law within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the Merger and this Agreement. EAST and WEST will consult with each other and will use their commercially reasonable efforts to hold their respective Stockholders' Meetings on the same day. Promptly after the date hereof, EAST and WEST will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the approval of the issuance of shares of EAST Common Stock pursuant to the terms of the Merger, as the case may be, and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the National Association of Securities Dealers, Inc. or Delaware or Massachusetts Law to obtain such approvals, except to the extent that the Board of Directors of such party, upon advice of its outside legal counsel, shall determine that doing so would cause the Board of Directors of such party to breach its fiduciary duties under applicable law.

      SECTION 5.03. Access to Information; Confidentiality.

            (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, WEST and EAST shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the earlier of the Effective Time or the termination of this Agreement under Article VII, to all its properties, books, contracts, commitments and records and, during such period, WEST and EAST each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. The parties acknowledge that each of EAST and WEST have previously executed a Confidentiality Agreement, dated September 8, 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Each party shall keep such information confidential in accordance with the terms of the Confidentiality Agreement.

            (b) WEST shall provide to EAST and EAST shall provide to WEST promptly as available drafts and printers' proofs of their respective Forms 10-Q for the quarter ended April 30, 1999 and March 31, 1999, respectively.

            (c) No information or knowledge obtained in any investigation pursuant to this Section 5.03 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      SECTION 5.04. Consents; Approvals.

            (a) WEST and EAST shall promptly apply for or otherwise seek, and shall each use their commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and WEST and EAST shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies), required in connection with the authorization, execution and delivery of this Agreement by WEST and EAST and the consummation by them of the transactions contemplated hereby. WEST and EAST shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. WEST and EAST shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal, state or foreign antitrust or fair trade law.

            (b) Each of EAST and WEST shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). Each of EAST and WEST shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

            (c) Notwithstanding anything to the contrary in Section 5.04(a) or
(b), (i) neither EAST nor any of its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Material Adverse Effect on EAST or of EAST combined with the Surviving Corporation after the Effective Time, or (ii) neither WEST nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Material Adverse Effect on WEST.

      SECTION 5.05. Stock Options.

            (a) At the Effective Time, WEST's obligations with respect to each outstanding option to purchase shares of WEST Common Stock (each, a "WEST Option") under the WEST Stock Option Plan, whether vested or unvested, will be assumed by EAST.

Schedule 5.05 sets forth a true and complete list as of the Capitalization Date of all holders of outstanding options under the WEST Stock Option Plan, including the number of shares of WEST capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, WEST shall deliver to EAST an updated Schedule 5.05 hereto current as of a then recent date to be mutually agreed upon. Each WEST Option so assumed by EAST under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the WEST Stock Option Plan and the documents governing the outstanding options under such Plan pursuant to which such WEST Option was issued as in effect immediately prior to the Effective Time, except that (i) such WEST Option will be exercisable for that number of whole shares of EAST Common Stock equal to the product of the number of shares of WEST Common Stock that were issuable upon exercise of such WEST Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of EAST Common Stock, and (ii) the per share exercise price for the shares of EAST Common Stock issuable upon exercise of such assumed WEST Option will be equal to the quotient determined by dividing the exercise price per share of WEST Common Stock at which such WEST Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent. Consistent with the terms of the WEST Stock Option Plan and the documents governing the outstanding WEST Options under those Plans and except as set forth in the WEST Disclosure Schedule, the Merger will not terminate any of the WEST Options under such Plans or accelerate the exercisability or vesting of the WEST Options or the shares of EAST Common Stock which will be subject to those Options upon EAST's assumption of the WEST Options in the Merger.

            (b) It is the intention of the parties that WEST Options assumed by EAST qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code ("ISO's") to the extent WEST Options qualified as ISO's prior to the Effective Time.

            (c) After the Effective Time, EAST will issue to each person who, immediately prior to the Effective Time, was a holder of an outstanding WEST Option, a document evidencing the foregoing assumption of such WEST Option by EAST.

            (d) EAST will reserve sufficient shares of EAST Common Stock for issuance under this Section 5.05 hereof.

      SECTION 5.06. WEST Employee Stock Purchase Plan. WEST shall take such actions as are necessary to cause the Exercise Date (as such term is used in the WEST Employee Stock Purchase Plan applicable to the then current Purchase Period (as such term is used in the WEST Employee Stock Purchase Plan) to be the last trading day on which the shares of EAST Common Stock are traded on Nasdaq immediately prior to the Effective Time (the "Final WEST Purchase Date"); provided, that such change in the Purchase Date shall be conditioned upon the consummation of the Merger. On the Final WEST Purchase Date, WEST shall apply the funds credited as of such date under the WEST Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of WEST Common Stock in accordance with the terms of the WEST Employee Stock Purchase Plan.

      SECTION 5.07. WEST Affiliate Agreements. Set forth in Section 5.07 of the WEST Disclosure Schedule is a list of those persons who may be deemed to be "Affiliates" of WEST within the meaning of Rule 145 promulgated under the Securities Act (a "WEST Affiliate") as of the date hereof. WEST will provide EAST with such information and documents as EAST reasonably requests for purposes of reviewing such list. WEST will use its commercially reasonable efforts to deliver or cause to be delivered to EAST promptly after the execution of this Agreement (and in each case at least thirty (30) days prior to the Effective Time) from each WEST Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "WEST Affiliate Agreements"), each of which is intended to be in full force and effect as of the Effective Time. EAST and Merger Sub will be entitled to and will place appropriate legends on the certificates evidencing any EAST Common Stock to be received by a WEST Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the EAST Common Stock, consistent with the terms of the WEST Affiliate Agreements.

      SECTION 5.08. EAST Affiliate Agreements. Set forth in Section 5.08 of the EAST Disclosure Schedule is a list of those persons who may be deemed to be "Affiliates" of EAST within the meaning of Rule 145 promulgated under the Securities Act (an "EAST Affiliate") as of the date hereof. EAST will provide WEST with such information and documents as WEST reasonably requests for purposes of reviewing such list. EAST will use its commercially reasonable efforts to deliver or cause to be delivered to WEST promptly after the execution of this Agreement (and in each case at least thirty (30) days prior to the Effective Time) from each EAST Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit D (the "EAST Affiliate Agreements"), each of which is intended to be in full force and effect as of the Effective Time. EAST and Merger Sub will be entitled to and will issue appropriate stop transfer instructions to the transfer agent for the EAST Common Stock, consistent with the terms of the EAST Affiliate Agreements.

      SECTION 5.09.  Indemnification and Insurance.

            (a) From and after the Effective Time, EAST and the Surviving Corporation will fulfill and honor in all material respects the obligations of WEST pursuant to any indemnification agreements between WEST and its directors and officers in effect on the date hereof in respect of acts or omissions occurring on or prior to the Effective Time; provided, however, that such obligations shall be subject to any limitation imposed from time to time under applicable law. The Certificate of Incorporation and By-laws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages substantially similar to those set forth in the Certificate of Incorporation and By-laws of WEST as of the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of WEST, unless such modification is required by law.

            (b) After the Effective Time, EAST and the Surviving Corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director or officer of WEST (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and liabilities in connection with any claim, action, suit, proceeding or investigation to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of WEST or arising out of or pertaining to the transactions contemplated by this Agreement occurring on or prior to the Effective Time for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation and EAST, (ii) after the Effective Time, EAST and the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, provided, that the Indemnified Party to whom such expenses are advanced provides an undertaking (without delivering a bond or other security) to repay such advance if it is ultimately determined that such person is not entitled to indemnification and (iii) EAST and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor EAST will be liable for any settlement effected without its written consent; and provided, further, that such indemnification shall be subject to any limitation imposed from time to time under applicable law; and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

            (c) For a period of six years after the Effective Time, EAST will cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering those persons who are currently covered by WEST's directors' and officers' liability insurance policy on terms substantially similar to those applicable to the current directors of EAST; provided, however, that in no event will EAST or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by WEST, which amount has been disclosed to EAST, for such coverage and if EAST or the Surviving Corporation is unable to obtain the insurance required by this
Section 5.09, it shall obtain as much coverage as is available for such 150% of the annual premium.

            (d) This Section 5.09 will survive the consummation of the Merger at the Effective Time, and is intended to be for the benefit of, and shall be enforceable by, each of WEST, the Surviving Corporation and the Indemnified Parties and his or her heirs and representatives.

      SECTION 5.10. Notification of Certain Matters. WEST shall give prompt notice to EAST and Merger Sub, and EAST and Merger Sub shall give prompt notice to WEST, of (i) the occurrence, or non-occurrence, of any event the effect of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time such that the conditions to closing in Section 6.02(a) and 6.03(a), as the case may be, would not be satisfied, and (ii) any failure of WEST, EAST or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the conditions to closing in Section 6.02(b) and 6.03(b), as the case may be, would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      SECTION 5.11. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals under any of its or its subsidiaries' agreements, contracts, licenses, leases or other agreements, or from any Governmental Entity, and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

      SECTION 5.12. Public Announcements. EAST and WEST shall consult with each other before issuing any press release or otherwise making any public statements (whether or not in response to an inquiry) with respect to the Merger, this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may after consultation with counsel be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the National Association of Securities Dealers, Inc. if it has used reasonable efforts to consult with the other party.

      SECTION 5.13. Listing of EAST Common Stock. EAST shall use its commercially reasonable efforts to cause the shares of EAST Common Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market prior to the Effective Time, subject to notice of issuance.

      SECTION 5.14. Conveyance Taxes. EAST and WEST shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

      SECTION 5.15. Accountants' Letters. Upon reasonable notice from EAST, WEST shall use its commercially reasonable efforts to cause PricewaterhouseCoopers LLP to deliver to EAST a letter covering such matters as are requested by EAST and as are customarily addressed in accountant's "comfort" letters.

      SECTION 5.16. Pooling Accounting Treatment. Each of EAST and WEST shall use commercially reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of EAST and WEST shall use commercially reasonable efforts not to, and to cause its Affiliates not to, take any action that would adversely affect the ability of EAST to treat the Merger as a pooling of interests under GAAP.

      SECTION 5.17. Pooling Letters.

            (a) WEST shall use all commercially reasonable efforts to cause to be delivered to EAST a letter of PricewaterhouseCoopers LLP, dated on or prior to the date of this Agreement and confirmed in writing two business days before the date of the Proxy Statement, to the effect that WEST qualifies as an entity that may be a party to a business combination for which the pooling of interest method of accounting would be available and in a form reasonably satisfactory to EAST and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type.

            (b) EAST shall use all commercially reasonable efforts to cause to be delivered to WEST a letter of Deloitte & Touche LLP, dated on or prior to the date of this Agreement and confirmed in writing two business days before the date of the Proxy Statement, regarding concurrence with EAST's management's conclusion regarding appropriateness of pooling of interest accounting treatment for the Merger under APB Opinion No. 16 if consummated in accordance with this Agreement and in a form reasonably satisfactory to WEST and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type.

      SECTION 5.18. Voting Agreement. WEST shall use its commercially reasonable efforts, on behalf of EAST and pursuant to the request of EAST, to cause each WEST stockholder named in Schedule 5.18(a) to execute and deliver to EAST a Voting Agreement in substantially the form of Exhibit A attached hereto concurrently with the execution of this Agreement. WEST shall use its commercially reasonable efforts to provide to EAST on the date hereof, a schedule correctly stating on Schedule 5.18(a) the number of shares of WEST Common Stock beneficially owned by each person listed. EAST shall use its commercially reasonable efforts, on behalf of WEST and pursuant to the request of WEST, to cause the President and Chief Executive Officer of EAST to execute and deliver to WEST a Voting Agreement in substantially the form of Exhibit B attached hereto concurrently with the execution of this Agreement. EAST shall use its commercially reasonable efforts to provide to WEST on the date hereof, a schedule correctly stating on Schedule 5.18(b) the number of shares of EAST Common Stock beneficially owned by the President and Chief Executive Officer of EAST.

      SECTION 5.19. Tax-Free Reorganization. EAST and WEST will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. EAST and WEST will each make available to the other party and their respective legal counsel copies of all tax returns reasonably requested by the other party.

      SECTION 5.20. Board of Directors of EAST. EAST shall take all necessary corporate action to appoint two non-employee designees of WEST reasonably acceptable to EAST to the EAST Board of Directors as of the Effective Time, one as a Class II Director and one as a Class III Director, whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders of EAST to be held in 2000 and 2001, respectively.

      SECTION 5.21. Form S-8. EAST agrees to file a registration statement on Form S-8 for the shares of EAST Common Stock issuable with respect to assumed WEST Stock Options no later than five (5) business days after the Effective Time. WEST shall cooperate and assist EAST in the preparation of such Registration Statement.

      SECTION 5.22. WEST Retirement Plans. WEST shall properly reflect any contribution necessary to fully fund the Hourly Pension Plan on a termination basis as of the date hereof on Section 5.22 of the WEST Disclosure Schedule. Any and all defined contribution plans maintained by WEST or any ERISA Affiliate of WEST, including but not limited to the Cortel Co. USA, Inc. (now known as WEST) Profit Sharing Savings Plan and Trust for Salaried Employees, but excluding the Pension Plan, shall be terminated by WEST immediately prior to the Effective Time.

      SECTION 5.23. Past Service Credit. For purposes of any seniority periods or length of service requirements, waiting periods, vesting periods, or differential benefits based on length of service in any such plan or policy of EAST and/or its subsidiaries for which a WEST employee may be eligible after the Effective Time, EAST and/or its subsidiaries, as the case may be, shall treat service by such employee with WEST as though it had been service with EAST for all purposes under any such plan or policy so long as this crediting of service does not violate applicable laws or any term of the respective plan, agreement or policy providing benefits, and to the extent applicable, is consistent with the rules governing qualification under Section 401(a) of the Code.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

      SECTION 6.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived in writing by agreement of all parties hereto:

            (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceedings for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or, to the knowledge of EAST or WEST, threatened by the SEC.

            (b) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been approved and adopted, by the requisite vote, under applicable law, by the stockholders of WEST and EAST, respectively; and the issuance of shares of EAST Common Stock by virtue of the Merger shall have been approved by the requisite vote under the rules of the National Association of Securities Dealers, Inc. by the stockholders of EAST.

            (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

            (d) Tax Opinions. EAST and WEST shall have received substantially identical written opinions of Testa, Hurwitz & Thibeault, LLP ("TH&T") and Wilson Sonsini Goodrich & Rosati, P.C. ("WSG&R"), respectively, in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, and such opinions shall not have been withdrawn; provided, however, that if either TH&T or WSG&R is unwilling to give the opinion required in this Section 6.01(d), this condition may be satisfied by the other firm delivering such opinion to both EAST and WEST. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of EAST, Merger Sub and WEST, and certain stockholders of WEST.

            (e) Nasdaq Listing. The EAST Common Stock issuable to stockholders of WEST pursuant to this Agreement and such other shares required to be reserved in connection with the Merger shall have been approved for listing, subject to notice of issuance, on Nasdaq.

            (f) Opinion of Accountants. Each of EAST and WEST shall have received letters from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, each dated within two (2) business days prior to the Effective Time, regarding those firms' concurrence with EAST's managements' and WEST's managements' conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

            (g) Hart-Scott-Rodino Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated. All declarations and filings required to be made prior to the Effective Time with, and all consents, approvals, authorizations and permits required to be obtained prior to the Effective Time from, any Governmental Entity in connection with the consummation of the Merger and the transactions contemplated by this Agreement and the Certificate of Merger shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, authorizations and permits, individually or in the aggregate, could not reasonably be expected, in the reasonable opinion of EAST, to result in a Material Adverse Effect on EAST, Merger Sub or WEST or to materially adversely affect or delay the consummation of the Merger.

      SECTION 6.02. Additional Conditions to Obligations of EAST and Merger Sub. The obligations of EAST and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived in writing by EAST:

            (a) Representations and Warranties. The representations and warranties of WEST contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) in the case of those portions of representations and warranties not explicitly qualified as to Material Adverse Effect, where the failure to be true and correct, individually or in the aggregate, has not had (except as shall have been cured) and could not reasonably be expected to have a Material Adverse Effect on WEST, and EAST and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of WEST;

            (b) Agreements and Covenants. WEST shall have performed or complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and EAST and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of WEST;

            (c) Consents Obtained. All consents, waivers, approvals or authorizations of NationsBanc, N.A. (or such other bank providing a substitute credit facility not less favorable to WEST) and all other consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by WEST for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by WEST, except (other than with respect to NationsBanc, N.A. or such substitute lender) where the failure could not reasonably be expected to have a Material Adverse Effect on WEST, EAST or the Surviving Corporation or a material adverse effect on the ability of the parties to consummate the Merger;

            (d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that could reasonably be expected to result in such an action or proceeding) by any Governmental Entity or administrative agency before any Governmental Entity, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree, preliminary or permanent injunction, temporary restraining order, or other order of any Governmental Entity, administrative agency or court of competent jurisdiction, in either case, (i) seeking to prohibit, limit or restrict EAST from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by EAST or any of its subsidiaries of all or a material portion of the business or assets of EAST or any of its subsidiaries, or (ii) seeking to prohibit, limit or restrict EAST's conduct or operation of the business of WEST and its subsidiaries following the Merger, or
(iii) seeking to compel EAST or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of EAST, WEST or any of their respective subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement;

            (e) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Effect on WEST;

            (f) WEST Affiliate Agreements. EAST shall have received from each WEST Affiliate a WEST Affiliate Agreement, and each such WEST Affiliate Agreement shall be in full force and effect; and

            (g) Tax Certificate. WEST shall have delivered to EAST a clearance certificate or similar document(s) which may be required by any tax authority to relieve EAST of any obligation to withhold taxes in connection with the transactions contemplated by this Agreement.

      SECTION 6.03. Additional Conditions to Obligation of WEST. The obligation of WEST to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived in writing by WEST:

            (a) Representations and Warranties. The representations and warranties of EAST and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) in the case of those portions of representations and warranties not explicitly qualified as to Material Adverse Effect, where the failure to be true and correct, individually or in the aggregate, has not had (except as shall have been cured) and could not reasonably be expected to have a Material Adverse Effect on EAST and Merger Sub, and WEST shall have received a certificate to such effect signed by the President and Chief Financial Officer of EAST;

            (b) Agreements and Covenants. EAST and Merger Sub shall have performed or complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and WEST shall have received a certificate to such effect signed by the President and Chief Financial Officer of EAST;

            (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by EAST and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by EAST and Merger Sub, except where the failure could not reasonably be expected to have a Material Adverse Effect on WEST, EAST or the Surviving Corporation or a material adverse effect on the ability of the parties to consummate the Merger;

            (d) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Effect on EAST; and

            (e) EAST Affiliate Agreements. WEST shall have received from each EAST Affiliate an EAST Affiliate Agreement, and each such EAST Affiliate Agreement shall be in full force and effect.

                                   ARTICLE VII

                                   TERMINATION

      SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of WEST and EAST:

            (a) by mutual written consent duly authorized by the Boards of Directors of EAST and WEST; or

            (b) by either EAST or WEST if the Closing shall not have occurred on or before September 30, 1999 (the "End Date") (provided, that a later date may be agreed upon in writing by the parties hereto and provided, further, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose willful breach of this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

            (c) by either EAST or WEST if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

            (d) by (i) EAST if the required approval of the stockholders of WEST contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote taken at a meeting of stockholders convened therefor or at any adjournment thereof or (ii) WEST if the required approval of the stockholders of EAST contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote taken at a meeting of stockholders convened therefor or at any adjournment thereof; or

            (e) by EAST, (i) upon a breach of any representation, warranty, covenant or agreement on the part of WEST set forth in this Agreement, or if any representation or warranty of WEST shall have become untrue, in either case such that the conditions set forth in Section 6.02(a) or Section 6.02(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in WEST's representations and warranties or breach by WEST is curable by WEST through the exercise of its commercially reasonable efforts within fifteen (15) business days of receipt by WEST of written notice thereof, EAST may not terminate this Agreement under this Section 7.01(e)(i) during such fifteen (15) business day period, so long as WEST continues to exercise such commercially reasonable efforts or if such breach is cured, and provided further that the right to terminate this Agreement by EAST under this Section 7.01(e)(i) shall not be available to EAST where EAST is at that time in willful breach of this Agreement; (ii) if the Board of Directors of WEST shall have withheld, withdrawn, or modified its recommendation of this Agreement or the Merger in a manner adverse to EAST or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by EAST under this Section 7.01(e)(ii) shall not be available to EAST where EAST is at that time in willful breach of this Agreement, or (iii) for any reason WEST fails to call and hold the WEST Stockholders' Meeting by the End Date and WEST is at that time in willful breach of this Agreement, provided that the right to terminate this Agreement by EAST under this Section 7.01(e)(iii) shall not be available to EAST where EAST is at that time in willful breach of this Agreement;

            (f) by WEST (i) upon a breach of any representation, warranty, covenant or agreement on the part of EAST set forth in this Agreement, or if any representation or warranty of EAST shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in EAST's representations and warranties or breach by EAST is curable by EAST through the exercise of its commercially reasonable efforts within fifteen (15) business days of receipt by EAST of written notice thereof, WEST may not terminate this Agreement under this Section 7.01(f)(i) during such fifteen (15) business day period, so long as EAST continues to exercise such commercially reasonable efforts or if such breach is cured, and provided further that the right to terminate this Agreement by WEST under this Section 7.01(f)(i) shall not be available to WEST where WEST is at that time in willful breach of this Agreement; (ii) if the Board of Directors of EAST shall have withheld, withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to WEST or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by WEST under this Section 7.01(f)(ii) shall not be available to WEST where WEST is at that time in willful breach of this Agreement, or (iii) for any reason EAST fails to call and hold the EAST Stockholders' Meeting by the End Date and EAST is at that time in willful breach of this Agreement, provided that the right to terminate this Agreement by WEST under this Section 7.01(f)(iii) shall not be available to WEST where WEST is at that time in willful breach of this Agreement;

            (g) by either WEST or EAST, if WEST shall have accepted a Superior Proposal or if the Board of Directors of WEST recommends a Superior Proposal to the stockholders of WEST; or

            (h) by WEST, if there shall have occurred any Material Adverse Effect with respect to EAST since the date of this Agreement; provided that if such Material Adverse Effect is curable by EAST through the exercise of its commercially reasonable efforts within fifteen (15) business days of receipt by EAST of written notice thereof, WEST may not terminate this Agreement under this
Section 7.01(h) during such fifteen (15) business day period, so long as

EAST continues to exercise such commercially reasonable efforts or if such breach is cured and provided further that the right to terminate this Agreement by WEST under this Section 7.01(h) shall not be available to WEST where WEST is at that time in willful breach of this Agreement; or

            (i) by EAST, if there shall have occurred any Material Adverse Effect with respect to WEST since the date of this Agreement; provided that if such Material Adverse Effect is curable by WEST through the exercise of its commercially reasonable efforts within fifteen (15) business days of receipt by WEST of written notice thereof, EAST may not terminate this Agreement under this
Section 7.01(i) during such fifteen (15) business day period, so long as WEST continues to exercise such commercially reasonable efforts or if such breach is cured and provided further that the right to terminate this Agreement by EAST under this Section 7.01(i) shall not be available to EAST where EAST is at that time in willful breach of this Agreement.

      SECTION 7.02. Notice of Termination; Effect of Termination.

            (a) Subject to Section 7.02(b), any termination of this Agreement under Section 7.01 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or any of its respective affiliates, directors, officers or stockholders except nothing herein shall relieve any party from liability for any willful breach hereof. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, and in Section 5.03 (Confidentiality), Section 7.03 (Fees and Expenses) hereof, this Section 7.02 and Article VIII, all of which obligations shall remain in full force and effect and survive termination of this Agreement in accordance with its terms.

            (b) Any termination of this Agreement by WEST pursuant to Sections 7.01(d) or 7.01(g) hereof shall be of no force or effect unless at or prior to such termination WEST shall have paid to EAST any amounts payable pursuant to
Section 7.03(b).

      SECTION 7.03. Fees and Expenses.

            (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that EAST and WEST shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

            (b) WEST shall pay EAST a fee of $1,500,000 upon the earliest to occur of the following events:

                  (i) the termination of this Agreement by EAST pursuant to
      Section 7.01(e), provided, however, with respect to Section 7.01(e)(i) that prior to the occurrence of such breach, there shall have occurred a Takeover Proposal; or

                  (ii) the termination of this Agreement by EAST or WEST pursuant to Section 7.01(g); or

                  (iii) the termination of this Agreement by EAST pursuant to
      Section 7.01(d) as a result of the failure to receive the requisite vote for approval and adoption by the stockholders of WEST at the WEST Stockholders' Meeting, if prior to such failure there shall have occurred a Takeover Proposal.

            (c) The fee payable pursuant to Section 7.03(b) shall be paid within one business day after the first to occur of the events described in Sections 7.03(b)(i), (ii) and (iii).

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      SECTION 8.01. Effectiveness of Representations, Warranties and Agreements. Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Sections 5.03, 5.07, 5.08, 5.09, 5.16, 5.20, 7.02, 7.03 and this
Article VIII shall survive the Effective Time and Sections 5.03 and 7.03 shall survive termination. The Confidentiality Agreement shall remain in full force and effect and shall survive the Effective Time or termination of this Agreement as provided therein.

      SECTION 8.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

            (a)   If to EAST or Merger Sub:

                        ACT Manufacturing, Inc.
                        2 Cabot Road
                        Hudson, MA  01749
                        Attn: President
                        Telephone No.: (978) 567-4000

                        Facsimile No.: (978) 567-4099

                  With a copy to:

                        Testa, Hurwitz & Thibeault, LLP
                        High Street Tower
                        125 High Street
                        Boston, MA 02110
                        Attn:  John A. Meltaus, Esq.
                        Telephone No.: (617) 248-7000
                        Facsimile No.: (617) 248-7100

            (b) If to WEST:

                        CMC Industries, Inc.
                        4950 Patrick Henry Drive
                        Santa Clara, CA  95054
                        Attn:  President
                        Telephone No.: (408) 982-9999
                        Facsimile No.: (408) 982-9922

                  With a copy to:

                        Wilson Sonsini Goodrich & Rosati, P.C.
                        650 Page Mill Road
                        Palo Alto, CA  94304-1050
                        Attn:  Martin W. Korman, Esq.
                        Telephone No.: (650) 493-9300
                        Facsimile No.: (650) 493-6811

      SECTION 8.03. Certain Definitions. For purposes of this Agreement, the term:

            (a) "affiliates" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Securities and Exchange Act of 1934, as amended to date;

            (b) "business day" means any day other than a day on which banks in Boston, Massachusetts are required or authorized to be closed;

            (c) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

            (d) "subsidiary" or "subsidiaries" of WEST, the Surviving Corporation, EAST or any other person means any corporation, partnership, joint venture or other legal entity of which WEST, the Surviving Corporation, EAST or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      SECTION 8.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Agreement and the Merger by the stockholders of WEST and EAST, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      SECTION 8.05. Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      SECTION 8.06. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 8.07. Severability. If any term or other provision of this Agreement becomes or is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 8.08. Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, and the WEST and EAST Disclosure Schedules constitute the entire agreement, and supersede all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      SECTION 8.09. Assignment. No party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

      SECTION 8.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.09 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by the Indemnified Parties), Section
5.21 (which is intended to be for the benefit of the two designees of WEST) and
Section 5.22 (which is intended to be for the benefit of the holders and future holders of shares of EAST Common Stock issuable with respect to WEST Stock Options).

      SECTION 8.11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      SECTION 8.12. Governing Law. This agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

      SECTION 8.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      SECTION 8.14. Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including," when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 10, 1999. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 8.15. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, EAST, Merger Sub and WEST have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                    ACT MANUFACTURING, INC.


                                    By:   /s/ John A. Pino
                                          --------------------------------------
                                          John A. Pino
                                          President and Chief Executive Officer


                                    EAST ACQUISITION CORP.


                                    By:   /s/ John A. Pino
                                          --------------------------------------
                                          John A. Pino
                                          President


                                    CMC INDUSTRIES, INC.


                                    By:   /s/ Matthew G. Landa
                                          --------------------------------------
                                          Matthew G. Landa
                                          President and Chief Executive Officer